                                                                     Exhibit 4.4

BY ITS ACQUISITION OF ANY CERTIFICATE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED, ON EACH DAY FROM THE DATE ON WHICH THE HOLDER ACQUIRES THE CERTIFICATE THROUGH AND INCLUDING THE DATE ON WHICH THE HOLDER DISPOSES OF ITS INTEREST IN SUCH CERTIFICATE, THAT EITHER (A) IT IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY SUCH PLAN, OR A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN WHICH SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAWS") OR (B) THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PERSON WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY SIMILAR LAWS.

              Roseton-Danskammer 2001-Series B Pass Through Trust

                              7.67% Pass Through

                                  Certificate

                                    CUSIP:


                  Final Distribution Date:  November 8, 2016

               evidencing a fractional undivided interest in a trust, the property of which includes certain notes secured by certain separate property leased to Dynegy Roseton, L.L.C. and Dynegy Danskammer, L.L.C.

Certificate No. R-1                   $400,000,000 Fractional Undivided Interest

          THIS CERTIFIES THAT Cede & Co, for value received, is the registered owner of a $400,000,000 (FOUR HUNDRED MILLION DOLLARS) Fractional Undivided Interest in the Roseton-Danskammer 2001-SERIES B Pass Through Trust (the "Pass
                                                                          ----
Through Trust") created pursuant to a Pass Through Trust Agreement, dated as of
-------------
May 8, 2001 (the "Agreement") among Dynegy Roseton, L.L.C., a Delaware limited
                  ---------
liability company ("Dynegy Roseton" or a "Company"), Dynegy Danskammer, L.L.C.,
                    --------------        -------
a Delaware limited liability company ("Dynegy Danskammer" or a "Company," and
                                       -----------------        -------
together with Dynegy Roseton, the "Companies"), and The Chase Manhattan Bank, as
                                   ---------
trustee (the "Pass Through Trustee"), a summary of certain of the pertinent
              --------------------
provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "7.67% Pass Through Certificates, Series B" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms,
-------------
provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Pass Through Trust includes certain Lessor Notes (the "Trust Property"). The Lessor Notes are secured by separate security
            --------------
interests in certain undivided interests in the Facilities, and liability thereunder is limited to the income and proceeds of such security.

          Subject to and in accordance with the terms of the Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each May 8 and November 8 (a "Distribution Date"), commencing on November 8,
                              -----------------
2001, to the person in whose name this Certificate is registered at the close of business on the day of the month which is fifteen days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Lessor Notes due on such Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Lessor Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is fifteen days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Lessor Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. The Special Distribution Date shall be determined as provided in the Agreement. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

          Distributions on this Certificate will be made by the Pass Through Trustee (i) if (A) The Depository Trust Company ("DTC") is the Certificateholder
                                                  ---
of record of this Certificate, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

          Unless this Certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

          Each Person who acquires or accepts this Certificate or an interest herein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are either exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or do not constitute a prohibited transaction under such restrictions of ERISA and the Code.

          This Certificate shall be governed by and construed in accordance with the law of the State of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Roseton-Danskammer 2001-Series B Pass Through Trust has caused this Certificate to be duly executed.

                                   ROSETON-DANSKAMMER 2001-SERIES B PASS THROUGH TRUST

                                   By: THE CHASE MANHATTAN BANK,
                                       as Pass Through Trustee

                                   By:____________________________________
                                      Name:
                                      Title:

                           [Reverse Of Certificate]

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, either Company, the Owner Lessors, the Owner Participants, the Equity Investor, the Pass Through Trust or the Pass Through Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the rights of the Certificateholders under the Agreement at any time by the Companies and the Pass Through Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of an amount sufficient to cover any tax or charge payable in connection therewith.

          The Pass Through Trustee, the Company, the Owner Lessor, the Registrar and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Companies, the Owner Lessor, the Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

 This is one of the Certificates referred to in the within-mentioned Agreement.

                                   THE CHASE MANHATTAN BANK,
                                   as Pass Through Trustee


                                   By:_________________________________
                                      Name:
                                      Title:

BY ITS ACQUISITION OF ANY CERTIFICATE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED, ON EACH DAY FROM THE DATE ON WHICH THE HOLDER ACQUIRES THE CERTIFICATE THROUGH AND INCLUDING THE DATE ON WHICH THE HOLDER DISPOSES OF ITS INTEREST IN SUCH CERTIFICATE, THAT EITHER (A) IT IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY SUCH PLAN, OR A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN WHICH SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAWS") OR (B) THE PURCHASE AND HOLDING OF THE CERTIFICATE BY SUCH PERSON WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY SIMILAR LAWS.

              Roseton-Danskammer 2001-Series B Pass Through Trust

                              7.67% Pass Through
                                  Certificate

                                    CUSIP:


                   Final Distribution Date: November 8, 2016

             evidencing a fractional undivided interest in a trust, the property of which includes certain notes secured by certain separate property leased to Dynegy Roseton, L.L.C. and Dynegy Danskammer, L.L.C.

Certificate No. R-2                   $150,400,000 Fractional Undivided Interest

          THIS CERTIFIES THAT Cede & Co, for value received, is the registered owner of a $150,400,000 (ONE HUNDRED FIFTY MILLION FOUR HUNDRED THOUSAND DOLLARS) Fractional Undivided Interest in the Roseton-Danskammer 2001-SERIES B Pass Through Trust (the "Pass Through Trust") created pursuant to a Pass Through
                         ------------------
Trust Agreement, dated as of May 8, 2001 (the "Agreement") among Dynegy Roseton,
                                               ---------
L.L.C., a Delaware limited liability company ("Dynegy Roseton" or a "Company"),
                                               --------------        -------
Dynegy Danskammer, L.L.C., a Delaware limited liability company ("Dynegy
                                                                  ------
Danskammer" or a "Company," and together with Dynegy Roseton, the "Companies"),
----------        -------                                          ---------
and The Chase Manhattan Bank, as trustee (the "Pass Through Trustee"), a summary
                                               --------------------
of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "7.67% Pass Through Certificates, Series B" (herein called the "Certificates"). This Certificate is issued under and is
                       ------------
subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Pass Through Trust includes certain Lessor Notes (the "Trust Property"). The Lessor Notes
                                          --------------
are secured by separate security interests in certain undivided interests in the Facilities, and liability thereunder is limited to the income and proceeds of such security.

          Subject to and in accordance with the terms of the Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each May 8 and November 8 (a "Distribution Date"), commencing on November 8,
                              -----------------
2001, to the person in whose name this Certificate is registered at the close of business on the day of the month which is fifteen days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Lessor Notes due on such Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Lessor Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is fifteen days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Lessor Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. The Special Distribution Date shall be determined as provided in the Agreement. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

          Distributions on this Certificate will be made by the Pass Through Trustee (i) if (A) The Depository Trust Company ("DTC") is the Certificateholder
                                                  ---
of record of this Certificate, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

          Unless this Certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

          Each Person who acquires or accepts this Certificate or an interest herein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are either exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or do not constitute a prohibited transaction under such restrictions of ERISA and the Code.

          This Certificate shall be governed by and construed in accordance with the law of the State of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Roseton-Danskammer 2001-Series B Pass Through Trust has caused this Certificate to be duly executed.

                                        ROSETON-DANSKAMMER 2001-SERIES B
                                        PASS THROUGH TRUST

                                        By: THE CHASE MANHATTAN BANK,
                                            as Pass Through Trustee



                                        By:_________________________
                                           Name:
                                           Title:

                           [Reverse Of Certificate]

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, either Company, the Owner Lessors, the Owner Participants, the Equity Investor, the Pass Through Trust or the Pass Through Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the rights of the Certificateholders under the Agreement at any time by the Companies and the Pass Through Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of an amount sufficient to cover any tax or charge payable in connection therewith.

          The Pass Through Trustee, the Company, the Owner Lessor, the Registrar and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Companies, the Owner Lessor, the Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.



                                        THE CHASE MANHATTAN BANK,
                                        as Pass Through Trustee


                                        By:   _______________________________
                                              Name:
                                              Title: